UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2008

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On November 24, 2008, United Rentals, Inc. (the “Company”) announced that William B. Plummer has been appointed Executive Vice President and Chief Financial Officer, effective December 1, 2008.

Mr. Plummer, 50, most recently served as Chief Financial officer of Dow Jones & Company, from 2006 to 2007. In that role, he set policy for its global finance and corporate strategy functions. Prior to Dow Jones, from 2000 to 2006, Mr. Plummer was Vice President and Treasurer of Alcoa Inc., where he was responsible for global treasury policy and relationship management with commercial and investment banks. He has also held similar executive positions at Mead Corporation and General Electric Capital Corporation.

Since 2003, Mr. Plummer has also served as a director of John Wiley & Sons, Inc., and currently is chair of its audit committee and a member of its executive committee. He is a graduate of the Massachusetts Institute of Technology, where he earned both an BS and MS in aeronautics and astronautics, and is also a graduate of Stanford University’s Graduate School of Business, where he earned an MBA.

The Company’s press release (the “Release”) regarding Mr. Plummer’s appointment is attached as Exhibit 99.1 and incorporated by reference herein.

See (e) below for a brief description of the material terms of the agreement entered into between the Company and Mr. Plummer with respect to his employment with the Company, including certain related equity grants.

Also in the Release, the Company announced that effective December 1, 2008, Martin E. Welch III, who has been serving as the Company’s Chief Financial Officer since March 2006, will step down from that position. Mr. Welch has agreed to stay on for a transition period and to help close the Company’s books for 2008.

(e) On November 21, 2008, the Company and Mr. Plummer agreed that he would become employed by the Company, effective as of December 1, 2008, as Executive Vice President and Chief Financial Officer. Certain summary information concerning Mr. Plummer’s employment agreement (the “Agreement”), which also included a grant of Restricted Stock Units (“RSUs”) and our entering into our standard executive officer indemnification agreement with him, is set forth below:

Base Salary. Mr. Plummer will be paid a base salary at the annual rate of $475,000.

Bonus. Starting in 2009, Mr. Plummer will be eligible to receive an annual cash incentive bonus pursuant to the terms of the Company’s Annual Incentive Compensation Plan, with a target amount of 80% of his base salary and a maximum bonus of 125% of his base salary.

Restricted Stock Units. Mr. Plummer will be granted 40,000 RSUs under the United Rentals, Inc. 2001 Comprehensive Stock Plan, as of the date of commencement of his employment. 13,333 of the RSUs will vest on December 1, 2009, and the balance of 26,667 of the RSUs will vest on December 1, 2011. The Company will also grant Mr. Plummer during 2009 a performance-based long-term incentive award with an anticipated target value of $450,000 (based on the valuation method used by the Company with respect to awards for its senior executives). The award may consist of option grants, RSUs, or other equity-based awards as determined by the Compensation Committee of the Board of Directors of the Company.

Termination, Severance and Change in Control. Mr. Plummer will be employed by us at will, and we or Mr. Plummer may at any time terminate the employment relationship for any reason or no reason. However, if we terminate Mr. Plummer’s employment without Cause or he resigns for Good Reason (as such terms are defined in the Agreement), we are required (i) to pay him severance equal to 180% of his base salary over the course of one year (such percentage being equal to 100% of his base salary, plus the target bonus amount of 80%) and (ii) to pay his COBRA premiums for the shorter of 12 months or until he is re-employed and eligible for coverage elsewhere. If Mr. Plummer’s employment is terminated by reason of his death or Disability (as defined in the Agreement), we are required to pay him (or his estate) for the COBRA premiums referenced above.

With respect to the time-vested RSUs, if we terminate Mr. Plummer’s employment without Cause or he resigns for Good Reason, or if his employment is terminated by reason of his death or Disability, a pro-rata number of each tranche of the RSUs will become vested. Also, upon a Change in Control (as defined in the Agreement), all of the time-vested RSUs that have not then vested will become vested.

Other. The Agreement also provides for limitations on Mr. Plummer’s competing with the Company and soliciting employees and customers of the Company following termination of his employment.

The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein. The foregoing summary description of the Agreement is qualified in its entirety by reference to the Agreement.

Separately, the Company has agreed to pay Mr. Welch his regular base salary during the transition period, which is expected to continue until March 31, 2009, but may be terminated earlier in the Company’s discretion. Mr. Welch will also receive (i) the severance benefits to which he is entitled under Section 4(d) of his employment agreement (applicable to a termination by him with “Good Reason” or a termination by the Company without “Cause”) (190% of base salary paid over a one year period), (ii) full or pro rata vesting of his remaining outstanding time-vested RSU grant (depending upon the date and manner of the end of the transition period) and (iii) his performance-based cash bonus and performance-based RSU vesting for 2008, in each case to the extent that the respective performance goals for such awards are certified by the Compensation Committee of the Company as having been met at or above threshold levels.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, made as of December 1, 2008, between the Company and William B. Plummer (including form of RSU agreement)*

10.2

Form of Indemnification Agreement between the Company and William B. Plummer (incorporated by reference to exhibit 10(d) to United Rentals, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

99.1	Press release dated November 24, 2008*

*Filed herewith

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2008	UNITED RENTALS, INC.

	By:	/s/ Roger E. Schwed

Name: Roger E. Schwed
Title: General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ Roger E. Schwed

Name: Roger E. Schwed
Title: General Counsel